Exhibit 10.51

SCOTT TECHNOLOGIES, INC.

NONQUALIFIED DEFINED BENEFIT PLAN

Effective: January 1, 1998

TABLE OF CONTENTS

ARTICLE	NO.

NAME AND PURPOSE	1

DEFINITIONS	2

ELIGIBILITY AND PARTICIPATION	3

ACCRUED ANNUAL BENEFIT	4

RETIREMENT BENEFITS	5

DEATH BENEFITS	6

RIGHTS OF PARTICIPANTS AND BENEFICIARIES	7

TRUST	8

ADMINISTRATION AND CLAIMS PROCEDURE	9

AMENDMENT AND TERMINATION	10

MISCELLANEOUS	11

SCOTT TECHNOLOGIES, INC.
NONQUALIFIED DEFINED BENEFIT PLAN

     This Plan is hereby adopted by Scott Technologies, Inc. (formerly known as Figgie International Inc.), a corporation organized and existing under and by virtue of the laws of the State of Delaware (hereinafter referred to as the “Company”);

W I T N E S S E T H:

     WHEREAS, the Company maintains the Scott Technologies, Inc. (formerly Figgie International Inc.) Retirement Income Plan II; and

     WHEREAS, the Company now desires to establish the Scott Technologies, Inc. Nonqualified Defined Benefit Plan (hereinafter referred to as the “Plan”) in order to permit certain management and highly compensated employees earning in excess of the Internal Revenue Code Section 401(a)(17) compensation limit on qualified plans to accrue additional benefits which are based on compensation in excess of said limit;

     NOW, THEREFORE, the Company hereby adopts the Plan, effective January 1, 1998, as follows:

ARTICLE 1

NAME AND PURPOSE

     1.1 Name. The name of this Plan shall be the SCOTT TECHNOLOGIES, INC. NONQUALIFIED DEFINED BENEFIT PLAN.

     1.2 Purpose. This Plan is hereby established to provide unfunded deferred compensation to certain management and highly compensated employees of the Company under certain conditions specified herein.

     1.3 Plan for a Select Group. This Plan shall only cover employees of the Company who are members of a “select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA. The Company shall have the authority to take any and all action necessary or desirable in order that this Plan satisfies the requirements set forth in ERISA and regulations thereunder applicable to plans maintained for employees who are members of a select group of management or highly compensated employees. Moreover, this Plan at all times shall be administered in such a manner, and benefits hereunder shall be so limited, notwithstanding any contrary provision of this Plan, in order that this Plan shall constitute such a plan.

     1.4 Not a Funded Plan. It is the intention and purpose of the Company that this Plan shall be deemed to be “unfunded” for tax purposes as well as being such a plan as would properly be described as “unfunded” for purposes of Title I of ERISA. This Plan shall be administered in such a manner, notwithstanding any contrary provision of this Plan, in order that it will be so deemed and would be so described.

ARTICLE 2

DEFINITIONS

     Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this Plan:

     2.1 Accrued Annual Benefit. “Accrued Annual Benefit” means for a Participant an amount determined in accordance with the provisions of Article 4 hereof.

     2.2 Administrator. “Administrator” means the “Administrator” as defined in the RIP II.

     2.3 Appeals Committee. “Appeals Committee” means the Appeals Committee established pursuant to Article 9 hereof.

     2.4 Average Excess Pensionable Earnings. “Average Excess Pensionable Earnings” means for any Participant the excess of his Average Unlimited Pensionable Earnings over his RIP II Average Pensionable Earnings.

     2.5 Average Unlimited Pensionable Earnings. “Average Unlimited Pensionable Earnings” means the total of the Participant’s Unlimited Pensionable Earnings during each of the five (5) consecutive calendar years among the ten (10) calendar years which includes the calendar year containing the earlier of his date of Termination of Employment or the date he ceased to be a Covered Employee, during which said total was highest, divided by five (5).

     If a Participant has less than five (5) full calendar years, his “Average Unlimited Pensionable Earnings” shall mean his Unlimited Pensionable Earnings for his entire period of employment divided by the number of full months of his employment and multiplied by twelve (12).

     2.6 Beneficiary. “Beneficiary” means any person who receives or is designated or eligible to receive payment of any benefit under the terms of this Plan on the death of a Participant or former Participant.

     2.7 Benefit Commencement Date. “Benefit Commencement Date” means for a Participant the date his retirement benefits have commenced or been paid in accordance with Article 5 hereof.

     2.8 Benefit Service. “Benefit Service” means for a Participant the number of calendar years during which the Participant has been actively participating in the RIP II, including any such calendar years during which such Participant accrued benefits under the RIP II as a Disabled Participant.

     2.9 Board. “Board” means the Board of Directors of the Company.

   2.10 Change of Control. “Change of Control” means the occurrence of any of the following events:

(a)	a change in the composition of the Board such that a majority of such Board members are not the same persons who were directors twelve (12) months earlier;
(b)	approval by the Company of a reorganization, merger or consolidation with respect to which, in any such case, the persons who were shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of the directors of the reorganized, merged or consolidated company;

(c)	liquidation or dissolution of the Company; or
(d)	a sale or disposition by the Company of all or substantially all of the Company’s assets.

    2.11 Code. “Code” means the Internal Revenue Code of 1986, as amended, and any regulations or other pronouncements promulgated thereunder.

    2.12 Company. “Company” means Scott Technologies, Inc. and any successor corporation or business organization which shall assume the duties and obligations of Scott Technologies, Inc. under this Plan.

    2.13 Covered Employee. “Covered Employee” means an active participant in the RIP II whose Unlimited Pensionable Earnings for a Plan Year exceed the 401(a)(17) Earnings Limit for such Plan Year and who, solely with respect to the 1998 Plan Year, is actively participating in the Supplemental Part of the RIP II. An eligible employee shall become a Covered Employee as of the first payroll payment date following the payroll period in the Plan Year in which his Unlimited Pensionable Earnings first exceed the 401(a)(17) Earnings Limit. An employee shall cease to be a Covered Employee upon the earlier of his ceasing to be an active participant in the RIP II or the point at which his Average Unlimited Pensionable Earnings are projected to be below the 401(a)(17) Earnings Limit.

    2.14 Disabled Participant. “Disabled Participant” means for periods commencing on or after January 1, 1998 a Participant who has received or is receiving disability income benefits under the Company’s Disability Benefits Plan for Salaried Employees.

    2.15 Effective Date. “Effective Date” means the date this Plan became effective, which date is January 1, 1998.

    2.16 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any regulations or other pronouncements promulgated thereunder.

    2.17 401(a)(17) Earnings Limit. “401(a)(17) Earnings Limit” means the limitation on annual compensation which must be taken into account under the RIP II pursuant to Section 401(a)(17) of the Code.

    2.18 Normal Retirement Date. “Normal Retirement Date” means a Participant’s “normal retirement date” as defined in the RIP II.

    2.19 Participant. “Participant” means a Covered Employee who is designated to be an eligible employee pursuant to Section 3.1 hereof. A Participant shall cease to be a Participant, and shall become a former Participant, upon the earlier of his Termination of Employment or the date the Participant ceases to be designated by the Company as eligible to participate. However, the word Participant may also include, where the context indicates, any former Participant in this Plan.

    2.20 Pensionable Earnings. “Pensionable Earnings” means for any Participant his Pensionable Earnings as defined in the RIP II and as limited in accordance with the 401(a)(17) Earnings Limit. In all respects, the amount of Pensionable Earnings shall be determined in accordance with the information contained in the payroll records of the Company.

    2.21 Plan. “Plan” means the Scott Technologies, Inc. Nonqualified Defined Benefit Plan as set forth herein, effective as of the Effective Date, and as it may be later amended.

    2.22 Plan Year. “Plan Year” means the calendar year. The first Plan Year shall be the 1998 calendar year.

    2.23 RIP II. “RIP II” means the Salaried Program of the Company’s Retirement Income Plan II, including for purposes of calculating “Benefit Service” the Prior Salaried Program (as defined in the RIP II).

    2.24 RIP II Average Pensionable Earnings. “RIP II Average Pensionable Earnings” means the total of the Participant’s Pensionable Earnings during each of the five (5) consecutive calendar years in which his Pensionable Earnings are the highest among the ten (10) calendar years which includes the calendar year containing the earliest of his date of Termination of Employment or the date he ceased to be a Covered Employee, divided by five (5).

If a Participant has less than five (5) full calendar years, his “RIP II Average Pensionable Earnings” shall mean his Pensionable Earnings for his entire period of employment divided by the number of full months of his employment and multiplied by twelve (12).

    2.25 Surviving Spouse. “Surviving Spouse” means the individual to whom a Participant or former Participant had been married throughout the twelve (12) month period ending on the date of his death.

    2.26 Termination of Employment. “Termination of Employment” means a Participant’s “Termination of employment” as defined in the RIP II.

    2.27 Trust. “Trust” means any trust established pursuant to Article 8 hereof.

    2.28 Unlimited Pensionable Earnings. “Unlimited Pensionable Earnings” means for any Participant his Pensionable Earnings as defined in Section 2.20 hereof, except that such amount shall not be subject to the 401(a)(17) Earnings Limit. In all respects, the amount of Unlimited Pensionable Earnings shall be determined in accordance with the information contained in the payroll records of the Company.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

     3.1 Eligibility. A Covered Employee shall be eligible to participate in this Plan for any Plan Year commencing on or after the Effective Date if the Covered Employee is designated by the Company as a member of a “select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA for such Plan Year and meets such other eligibility requirements as the Company may impose. A Covered Employee must be designated by the Company as eligible to participate for a Plan Year in order to participate for such Plan Year.

     3.2 Participation. Each Covered Employee who has satisfied the eligibility requirements set forth in Section 3.1 hereof shall automatically become or continue as a Participant and actively participate for a Plan Year.

ARTICLE 4

ACCRUED ANNUAL BENEFIT

    4.1 Amount of Accrued Annual Benefit. The Accrued Annual Benefit of a Participant shall be an amount equal to (a) multiplied by (b) below, where:

(a)	equals one and two-tenths percent (1.2%) of his Average Excess Pensionable Earnings; and
(b)	equals his number of years of Benefit Service (computed to the nearest one-twelfth (1/12) year) up to a maximum of thirty (30) years.

ARTICLE 5

RETIREMENT BENEFITS

     5.1 Vesting of Retirement Benefits. A Participant’s Accrued Annual Benefit under this Plan shall become fully vested and nonforfeitable at the same time as his Vested Percentage under the RIP II becomes one hundred percent (100%). To the extent that a Participant’s Accrued Annual Benefit under this Plan does not become fully vested and nonforfeitable, such Accrued Annual Benefit shall be forfeited and shall not be paid or provide a basis for payments to the Participant under this Plan.

     5.2 Eligibility for Retirement Benefits. A Participant shall be eligible to receive his vested retirement benefit under this Plan at the same time he is eligible to receive a retirement benefit pursuant to Article IX of the Salaried Provisions of the RIP II. Subject to Section 5.5 hereof, payment of such Participant’s vested retirement benefit under this Plan shall commence or be made at the same time as payment of his Company Funded Benefit under the RIP II commences or is made.

     5.3 Form of Retirement Benefits. Subject to Section 5.5 hereof, payment of a Participant’s vested retirement benefit under this Plan shall be made in the form of retirement benefits pursuant to which he is receiving payment of his Company Funded Benefit under the RIP II.

     5.4 Amount of Retirement Benefits. The annual retirement benefit payable to a Participant pursuant to this Article 5 shall be equal his vested Accrued Annual Benefit if:

(a)	his Benefit Commencement Date is on or after his Normal Retirement Date; and
(b)	such retirement benefit is paid in the form of a straight life annuity as described in Section 10.3 of the Salaried Provisions of the RIP II.

The annual retirement benefit payable to a Participant pursuant to this Article 5 shall be reduced in accordance with the provisions of the RIP II if payment of such retirement benefit does not meet the requirements of Subsection (a) or (b) above and is not made pursuant to Section 5.5 hereof. Specifically such annual retirement benefit shall be reduced in accordance with the Salaried Provisions of the RIP II to reflect early payment if the requirement of Subsection (a) is not satisfied and shall be actuarially reduced in accordance with the Base Plan Provisions and the Salaried Provisions of the RIP II to reflect payment under a periodic form of payment which is not a straight life annuity form of payment if the requirement of Subsection (b) is not satisfied. In addition, the monthly amount of retirement benefit actually payable hereunder shall equal one-twelfth of the annual retirement benefit.

     5.5 Cashout of Retirement Benefits. Notwithstanding anything in this Plan to the contrary, if the lump sum actuarial equivalent of any Participant’s or former Participant’s benefits under this Plan, calculated in accordance with the provisions of the RIP II, would amount to Five Thousand Dollars ($5,000.00) or less at the time of distribution, such Participant’s or former Participant’s benefits shall be paid in such actuarially equivalent lump sum.

     5.6 Cessation of Active Participation Initiated by the Administrator. In the event that the Administrator determines, in its sole discretion, that a Participant is not, or may not be, a member of a “select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3), 401(a)(1) or 4021(b)(6) of ERISA, then the Administrator may, in its sole discretion, terminate such Participant’s active participation in this Plan. In the event of any such termination of active participation, the Accrued Annual Benefit of such Participant shall be frozen and shall not thereafter change.

     5.7 Tax Withholding. The Company may withhold from any payment made by it under this Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Code, the Social Security Act or any state or local income or employment tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

ARTICLE 6

DEATH BENEFITS

     6.1 Death Prior to Benefit Commencement Date. If a Participant or former Participant whose Accrued Annual Benefit under this Plan is fully vested and nonforfeitable dies prior his Benefit Commencement Date, his Surviving Spouse shall receive a 50% Surviving Spouse Benefit which shall be based on the Participant’s Accrued Annual Benefit. Except as provided in Section 6.3 hereof, such 50% Surviving Spouse Benefit shall be paid on a monthly basis. The amount of such 50% Surviving Spouse’s Benefit shall be calculated by adjusting such Accrued Annual Benefit as though it were payable as a monthly 50% Surviving Spouse’s Benefit under the RIP II. Subject to Section 6.3 hereof, the 50% Surviving Spouse’s Benefit which is payable pursuant to this Plan shall be paid in the same manner and at the same time as the 50% Surviving Spouse’s Benefit under the RIP II would be paid to the Surviving Spouse if such Surviving Spouse was actually eligible for such a 50% Surviving Spouse’s Benefit under the RIP II.

     6.2 Death On or After Benefit Commencement Date. If a Participant or former Participant dies on or after his Benefit Commencement Date, there shall be paid to his Beneficiary or Beneficiaries the death benefit, if any, provided under the form of retirement benefits under which such Participant or former Participant was receiving retirement benefits accrued under this Plan.

     6.3 Cashout of Retirement Benefits. Notwithstanding anything in this Plan to the contrary, if the lump sum actuarial equivalent of any death benefits payable to a Beneficiary under this Plan, calculated in accordance with the provisions of the RIP II, would amount to Five Thousand Dollars ($5,000.00) or less at the time of distribution, such death benefits shall be paid in such actuarially equivalent lump sum as soon as reasonably possible after the death of the Participant.

ARTICLE 7

RIGHTS OF PARTICIPANTS AND BENEFICIARIES

     7.1 Creditor Status of Participants and Beneficiaries. This Plan constitutes the unfunded, unsecured promise of the Company to make benefit payments to Participants and Beneficiaries in the future and shall be a liability solely against the general assets of the Company. The Company shall not be required to segregate, set aside or escrow any amounts for the benefit of any Participant or Beneficiary. Participants and Beneficiaries shall have the status of general unsecured creditors of the Company and may look only to the Company and its general assets for payment of benefits under this Plan.

     7.2 Rights with Respect to a Trust. Any trust, and any assets held thereby to assist the Company in meeting its obligations under this Plan, shall in no way be deemed to controvert the provisions of Section 7.1 hereof.

     7.3 Investments. In its sole discretion, the Company may acquire insurance policies, annuities or other financial vehicles for the purpose of providing future assets of the Company to meet its anticipated liabilities under this Plan. Such policies, annuities or other investments shall at all times be and remain unrestricted general property and assets of the Company or property of a trust established pursuant to Article 8 hereof. Participants and Beneficiaries shall have no rights, other than as general creditors, with respect to such policies, annuities or other acquired assets.

ARTICLE 8

TRUST

      8.1 Establishment of Trust. Notwithstanding any other provision or interpretation of this Plan, the Company may establish a Trust in which to hold cash, insurance policies or other assets to be used to make, or reimburse the Company for, payments to the Participants or Beneficiaries of all or part of the benefits under this Plan. Any Trust assets shall at all times remain subject to the claims of general creditors of the Company in the event of its insolvency as more fully described in the Trust.

     8.2 Obligation of the Company. Notwithstanding the fact that a Trust may be established under Section 8.1 hereof, the Company shall remain liable for paying the benefits under this Plan. However, any payment of benefits to a Participant or Beneficiary made by such a Trust shall satisfy the Company’s obligation to make such payment to such person.

     8.3 Trust Terms. A Trust established under Section 8.1 hereof shall be revocable by the Company; provided, however, that such a Trust shall become irrevocable in accordance with its terms in the event of a Change in Control. Such a Trust may contain such other terms and conditions as the Company may determine to be necessary or desirable. The Company may terminate or amend a Trust established under Section 8.1 hereof at any time, and in any manner it deems necessary or desirable, subject to the preceding sentence and the terms of any agreement under which any such Trust is established or maintained.

ARTICLE 9

ADMINISTRATION AND CLAIMS PROCEDURE

     9.1 General Rights, Powers, and Duties of Administrator. The Administrator, or such person or entity as the Administrator may delegate from time to time hereunder, shall be responsible for the general administration of this Plan and shall have all powers as may be necessary to carry out the provisions of this Plan and may, from time to time, establish rules for the administration of this Plan and the transaction of this Plan’s business. In addition to any powers, rights and duties set forth elsewhere in this Plan, the Administrator shall have the following powers, rights and duties:

(a)	To enact such rules, regulations, and procedures and to prescribe the use of such administrative forms as it shall deem advisable;
(b)	To appoint or employ such agents, attorneys, actuaries, accountants, assistants or other persons (who may also be Participants in this Plan or be employed by or represent the Company) at the expense of the Company as it may deem necessary to keep its records or to assist it in taking any other action authorized or required hereunder;

(c)	To delegate to designated persons or entities the right to exercise any of its powers or the obligation to carry out any or all of its duties as Administrator;
(d)	To interpret this Plan, and to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, any person in accordance with the provisions of this Plan and to resolve all questions arising under this Plan;

(e)	To administer this Plan in accordance with its terms and any rules and regulations it establishes;
(f)	To maintain such records concerning this Plan as it deems sufficient to prepare reports, returns and other information required by this Plan or by law; and
(g)	To direct the Company to pay benefits under this Plan and to give such other directions and instructions as may be necessary for the proper administration of this Plan.

     9.2 Information to be Furnished to the Administrator. The Company shall furnish the Administrator with such data and information as it may reasonably require. The records of the Company shall be determinative of each Participant’s period of employment, Termination of Employment and the reason therefor, leave of absence, reemployment, years of service, personal data, and data regarding Average Excess Pensionable Earnings, Average Unlimited Pensionable Earnings, Pensionable Earnings, RIP II Average Pensionable Earnings and Unlimited Pensionable Earnings and all reductions thereof under this Plan. Participants and Beneficiaries shall furnish to the Administrator such evidence, data or information and execute such documents as the Administrator requests.

     9.3 Claim for Benefits. Any claim for benefits under this Plan shall be made in writing to the Administrator in such a manner as the Administrator shall prescribe. The Administrator shall process each such claim and determine entitlement to benefits within ninety (90) days following its receipt of a completed application for benefits unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date as of which the Administrator expects to render the final decision.

If such a claim is wholly or partially denied by the Administrator, the Administrator shall notify the claimant of the denial of the claim in writing, delivered in person or mailed by first class mail to the claimant’s last known address. Such notice of denial shall contain:

(a)	the specific reason or reasons for denial of the claim;
(b)	a reference to the relevant Plan provisions upon which the denial is based;
(c)	a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and
(d)	an explanation of this Plan’s claim review procedure.

If no such notice is provided, the claim shall be deemed denied. The interpretations, determinations and decisions of the Administrator shall be final and binding upon all persons with respect to any right, benefit and privilege hereunder, subject to the review procedures set forth in this Article.

     9.4 Request for Review of a Denial of a Claim for Benefits. Any claimant or any authorized representative of such claimant whose claim for benefits under this Plan has been denied or deemed denied, in whole or in part, by the Administrator may upon written notice to the Appeals Committee request a review by the Appeals Committee of such denial of his or her claim for benefits. Such claimant shall have sixty (60) days from the date the claim is deemed denied, or sixty (60) days from receipt of the notice denying the claim, as the case may be, in which to request such a review. Such notice must specify the relief requested and the reason such claimant believes the denial should be reversed.

     9.5 Appeals Procedure. The Appeals Committee is hereby authorized to review the facts and relevant documents, including this Plan, to interpret this Plan and other relevant documents and to render a decision on the claim of the claimant. Such review may be made by written briefs submitted by the claimant and the Administrator or at a hearing, or by both, as shall be deemed necessary by the Appeals Committee. The Appeals Committee may, in its sole discretion, appoint from its members an Appeal Examiner to conduct such review. Any hearing conducted by an Appeal Examiner shall be held in such location as shall be reasonably convenient to the claimant. Any hearing conducted by the Appeals Committee shall be held in the Corporate Headquarters of the Company or such other location as the Appeals Committee shall select. The date and time of such hearing shall be designated by the Appeals Committee or the Appeal Examiner upon not less than fifteen (15) days’ notice to the claimant and the Administrator unless both of them accept shorter notice. The notice shall specify that such claimant must indicate in writing, at least five (5) days in advance of the time established for such hearing, his or her intention to appear at the appointed time and place, or the hearing will automatically be cancelled. The reply shall specify any other persons who will accompany him or her to the hearing, or such other persons will not be admitted to the hearing. The Appeals Committee or the Appeal Examiner shall make every effort to schedule the hearing on a day and at a time which is convenient to both the claimant and the Administrator. The claimant, or his or her duly authorized representative, may review all pertinent documents relating to the claim in preparation for the hearing and may submit issues and comments in writing prior to or during the hearing.

     9.6 Decision Upon Review of Denial of Claim for Benefits. After the review has been completed, the Appeals Committee or the Appeal Examiner shall render a decision in writing, a copy of which shall be sent to both the claimant and the Administrator. In making its decision the Appeals Committee or the Appeal Examiner shall have full power and discretion to interpret this Plan, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, any person in accordance with the provisions of this Plan. The Appeals Committee or the Appeal Examiner shall render a decision on the claim review promptly, but not more than sixty (60) days after the receipt of the claimant’s request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to one hundred twenty (120) days. Such decision shall include specific reasons for the decision and contain specific references to the relevant Plan provisions upon which the decision is based and, if the decision is made by an Appeal Examiner, the rights of the claimant or the Administrator to request a review by the entire Appeals Committee of the decision of the Appeal Examiner. The decision on review shall be furnished to the claimant within the appropriate time described above. If the decision on review is not furnished within such time, the claim shall be deemed denied on review. Either the claimant or the Administrator may request a review of an adverse decision of the Appeal Examiner by filing a written request with the Appeals Committee within thirty (30) days after they receive a copy of the Appeal Examiner’s decision or the claim is deemed denied on review. The review of a decision of the Appeal Examiner shall be conducted by the Appeals Committee in accordance with the procedures of this Section and Section 9.5 hereof. There shall be no further appeal from a decision rendered by a quorum of the Appeals Committee. Except to the extent provided above, the decision of the Appeals Committee or the Appeal Examiner shall be final and binding in all respects on the Administrator, the Company and the claimant. Except as otherwise provided in ERISA, the review procedures of this Section and said Section 9.5 shall be the sole and exclusive remedy and shall be in lieu of all actions at law, in equity, pursuant to arbitration or otherwise. In any event, a claimant must exhaust the review procedures of this Section and said Section 9.5 prior to the commencement of any such action.

     9.7 Establishment of Appeals Committee. The Company shall appoint the members of an Appeals Committee which shall consist of three (3) or more members. The members of the Appeals Committee shall remain in office at the will of the Company and the Company, from time to time, may remove any of said members with or without cause. A member of the Appeals Committee may resign upon written notice to the remaining member or members of the Appeals Committee and to the Company, respectively. The fact that a person is a Participant or a former Participant or a prospective Participant shall not disqualify him from acting as a member of the Appeals Committee, nor shall any member of the Appeals Committee be disqualified from acting on any question because of his interest therein, except that no member of the Appeals Committee may act on any claim which such member has brought as a Participant, former Participant, or Beneficiary under this Plan. In case of the death, resignation or removal of any member of the Appeals Committee, the remaining members shall act until a successor-member shall be appointed by the Company. At the Administrator’s request, the Secretary of the Company shall notify the Administrator in writing of the names of the original members of the Appeals Committee, of any and all changes in the membership of the Appeals Committee, of the member designated as Chairman, and the member designated as Secretary, and of any changes in either office. Until notified of a change, the Administrator shall be protected in assuming that there has been no change in the membership of the Appeals Committee or the designation of Chairman or of Secretary since the last notification was filed with it. The Administrator shall be under no obligation at any time to inquire into the membership of the Appeals Committee or its officers. All communications to the Appeals Committee shall be addressed to its Secretary at the address of the Company.

     9.8 Operations of Appeals Committee. On all matters and questions, a decision of a majority of the members of the Appeals Committee shall govern and control; but a meeting need not be called or held to make any decision. The Appeals Committee shall appoint one of its members to act as its Chairman and another member to act as Secretary. The terms of office of these members shall be determined by the Appeals Committee, and the Secretary and/or Chairman may be removed by the other members of the Appeals Committee for any reason which such other members may deem just and proper. The Secretary shall do all things directed by the Appeals Committee. Although the Appeals Committee shall act by decision of a majority of its members as above provided, nevertheless in the absence of written notice to the contrary, every person may deal with the Secretary and consider his acts as having been authorized by the Appeals Committee. Any notice served or demand made on the Secretary shall be deemed to have been served or made upon the Appeals Committee.

     9.9 Limitation of Duties. The Company, the Administrator, the Appeals Committee, the Appeal Examiner, and their respective officers, members, employees and agents shall have no duty or responsibility under this Plan other than the duties and responsibilities expressly assigned to them herein or delegated to them pursuant hereto. None of them shall have any duty or responsibility with respect to the duties or responsibilities assigned or delegated to another of them.

     9.10 Expenses of Administration and the Committee. No fee or compensation shall be paid to the Administrator or any member of the Appeals Committee for his or its services as such, but the Administrator and the Appeals Committee may be reimbursed for his or its expenses by the Company. The Administrator and the Appeals Committee may hire such attorneys, accountants, actuaries, agents, clerks, and secretaries as they may deem desirable in the performance of their functions, any of whom may also be advisors to the Company or any affiliated company, and the expense associated with the hiring or retention of any such person or persons shall be paid directly by the Company.

     9.11 Indemnification. In addition to whatever rights of indemnification an employee of the Company who serves as a delegate of the Administrator or the Company or is a member of the Appeals Committee may be entitled to under the Certificate of Incorporation or bylaws of the Company, under any provision of law or under any other agreement, including the RIP II, the Company shall satisfy any liability actually incurred by any such individual, including reasonable expenses and attorneys’ fees, and any judgments, fines, and amounts paid in settlement, in connection with any threatened, pending or completed action, suit or proceeding which is related to the exercise or failure to exercise by such individual of any powers, authority, responsibilities or discretion provided under this Plan or reasonably believed by such individual to be provided hereunder, and any action taken by such individual in connection therewith. This indemnification for all such acts taken or omitted is intentionally broad, but shall not provide indemnification for acts taken or omissions occurring as a result of bad faith. Such indemnification will not be provided to any person who is not a present or former employee of the Company or affiliated company thereof nor shall it be provided for any claim by the Company or affiliated company thereof against any such person. No indemnification shall be provided to any person who is not an individual.

     9.12 Limitation of Administrative Liability. Neither the Administrator, nor the Appeals Committee, nor any of their respective officers, members, employees, agents and delegates shall be liable for any act taken by such person or entity pursuant to any provision of this Plan except for gross abuse of the discretion given it and them hereunder. No member of the Appeals Committee shall be liable for the act of any other member. No member of the Board shall be liable to any person for any action taken or omitted in connection with the administration of this Plan.

     9.13 Limitation of Sponsor Liability. Any right or authority exercisable by the Company, pursuant to any provision of this Plan, shall be exercised in the Company’s capacity as sponsor of this Plan, or on behalf of the Company in such capacity, and not in a fiduciary capacity, and may be exercised without the approval or consent of any person in a fiduciary capacity. Neither the Company, nor any of its respective officers, members, employees, agents and delegates, shall have any liability to any party for its exercise of any such right or authority.

     9.14 Special Provisions Relating to Change of Control. In the event of a Change of Control, the three (3) individuals having the greatest benefits due under this Plan shall assume the responsibilities of the Appeals Committee or the Appeal Examiner set forth in Sections 9.5 and 9.6 hereof. If one or more of them shall not be able to serve or to continue to serve, the individual or individuals having the next largest benefit due under this Plan will serve in their place. If at any time less than three (3) individuals have benefits due under this Plan, such individual or individuals shall perform the duties of the Appeals Committee and the Appeal Examiner. If only one (1) individual has benefits due under this Plan, the Appeals Committee shall not consist of such individual but shall consist of such individual as he and the Company shall agree. If he and the Company shall fail to agree on a single individual, the Appeals Committee shall consist of three (3) individuals, one appointed by the Company, one appointed by the individual claiming benefits hereunder, and the third selected by the other two (2).

ARTICLE 10

AMENDMENT AND TERMINATION

     10.1 Amendment, Modification and Termination. This Plan may be amended, modified or terminated by the Company at any time, or from time to time, by a document executed on behalf of the Company by an officer thereof, which amendment, modification or termination is authorized or ratified by the Compensation Committee of the Board. No such amendment, modification or termination shall reduce the Accrued Annual Benefit or vested percentage of any Participant, as determined as of the date of such amendment, modification or termination. Notwithstanding anything contained in this Plan to the contrary, no amendment made to this Plan after a Change of Control shall:

(a)	change the time when payments are available or the methods of payments available to any Participant or Beneficiary without such Participant’s or Beneficiary’s consent; or
(b)	change the appeal process set forth in Article 9 of the Plan as in effect immediately prior to such Change of Control.

Notwithstanding the preceding sentence, this Plan may be amended to the extent necessary to comply with applicable law and, in the event the RIP II is amended, this Plan may be amended so that its provisions are consistent with the provisions of the RIP II as amended.

     10.2 Distributions on Termination. Except as provided in Section 5.5 hereof, in the event this Plan is terminated, distribution of a Participant’s vested retirement benefits shall be accomplished by the purchase of an annuity in one of the forms of retirement benefits provided under the RIP II as selected by the Participant. Distributions of death benefits pursuant to Section 6.2 hereof may be accelerated in the sole discretion of the Company if this Plan is terminated.

ARTICLE 11

MISCELLANEOUS

     11.1 No Implied Rights. Neither the establishment of this Plan nor any amendment thereof shall be construed as giving any Participant, any Beneficiary or any other person any legal or equitable right unless such right shall be specifically provided for in this Plan or conferred by specific action of the Company in accordance with the terms and provisions of this Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under this Plan.

     11.2 No Right to Company Assets. Neither the Participant nor any other person shall acquire by reason of this Plan any right to or title to any assets, funds or other property of the Company whatsoever including, without limiting the generality of the foregoing, any specific assets, funds or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant shall have only a contractual right to the amounts, if any, payable hereunder, unsecured by any asset of the Company. Nothing contained in this Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

     11.3 No Employment Rights Created. This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, nor confer upon any Participant or employee the right to be retained in the service of the Company for any period of time, nor shall any provision hereof restrict the right of the Company to discharge or otherwise deal with any Participant or other employees, with or without cause. Nothing herein shall be construed as fixing or regulating the Unlimited Pensionable Earnings payable to any Participant or other employee of the Company.

     11.4 Offset. If, at the time payments or installments of payments are to be made hereunder, a Participant or Beneficiary is indebted or obligated to the Company, then the payments remaining to be made to the Participant or the Beneficiary may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation; provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

     11.5 Non-assignability. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, and any attempt to do so shall be void. All benefits are expressly declared to be unassignable and non-transferable. No part of the benefits under this Plan shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant’s or any other person’s bankruptcy or insolvency.

     11.6 Notice. Any notice required or permitted to be given under this Plan shall be sufficient if in writing and hand delivered, or sent by first class mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the President. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

     11.7 Governing Laws. This Plan shall be construed and administered according to ERISA and the laws of the State of Ohio.

     11.8 Incapacity. If the Administrator determines that any Participant or Beneficiary entitled to payments under this Plan is incompetent by reason of physical or mental disability and is consequently unable to give a valid receipt for payments made hereunder, or is a minor, the Administrator may order the payments becoming due to such Participant or Beneficiary to be made to another person for the benefit of such Participant or Beneficiary, without responsibility on the part of the Administrator to follow the application of amounts so paid. Payments made pursuant to this Section shall completely discharge this Plan, any Trust, the Administrator, the Company and the Appeals Committee with respect to such payments.

     11.9 Administrative Forms. Applications, elections and designations, if any, made by a Participant or Beneficiary in connection with this Plan shall become effective only when provided to the Administrator in such form as is required by the Administrator.

     11.10 Independence of Plan. Except as otherwise expressly provided herein, this Plan shall be independent of, and in addition to, any other employee benefit agreement or plan or any rights that may exist from time to time thereunder.

     11.11 Responsibility for Legal Effect. Neither the Company, the Administrator, the Appeals Committee, nor any officer, member, delegate or agent of any of them, makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Plan.

     11.12 Successors. The terms and conditions of this Plan shall inure to the benefit of and bind the Company, the Administrator, the Appeals Committee and its members, the Participants, the Beneficiaries and the successors, assigns, and personal representatives of any of them.

     11.13 Headings and Titles. The Section headings and titles of Articles used in this Plan are for convenience of reference only and shall not be considered in construing this Plan.

     11.14 General Rules of Construction. The masculine gender shall include the feminine and neuter, and vice versa, as the context shall require. The singular number shall include the plural, and vice versa, as the context shall require. The present tense of a verb shall include the past and future tenses, and vice versa, as the context may require.

     11.15 Severability. In the event that any provision or term of this Plan, or any agreement or instrument required by the Administrator hereunder, is determined by a judicial, quasi-judicial or administrative body to be void or not enforceable for any reason, all other provisions or terms of this Plan or such agreement or instrument shall remain in full force and effect and shall be enforceable as if such void or nonenforceable provision or term had never been a part of this Plan, or such agreement or instrument.

     11.16 Actions by the Company. Except as otherwise provided herein, all actions of the Company under this Plan shall be taken by the Board, by any officer of the Company, or by any other person designated by any of the foregoing.

      IN WITNESS WHEREOF, Scott Technologies, Inc., by its appropriate officers duly authorized, has caused this Plan to be executed as of the ____ day of December, 1998.

SCOTT TECHNOLOGIES, INC.

(“Company”)

By:

And:

AMENDMENT NO. 1
TO
SCOTT TECHNOLOGIES, INC.
NONQUALIFIED DEFINED BENEFIT PLAN

     THIS AMENDMENT NO. 1 is made this ___ day of ___________, 2000, by SCOTT TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as the “Company”).

W I T N E S S E T H:

     WHEREAS, the Company established the Scott Technologies, Inc. Nonqualified Defined Benefit Plan (hereinafter referred to as the “Plan”), effective as of January 1, 1998; and

     WHEREAS, the Company reserved the right, pursuant to Section 10.1 of the Plan, to make certain amendments thereto; and

     WHEREAS, it is the desire of the Company to amend the Plan to reflect the intent of the Company with regard to the maximum number of years of Benefit Service which is to be taken into account in determining Participants’ Accrued Annual Benefits;

     NOW, THEREFORE, pursuant to Section 10.1 of the Plan and effective as of January 1, 1998, the Company hereby amends the Plan by the deletion of subparagraph (b) of Section 4.1 of the Plan and the substitution in lieu thereof of a new subparagraph (b) to read as follows:

     “(b) equals his number of years of Benefit Service (computed to the nearest one-twelfth (1/12) year) up to a maximum of thirty-five (35) years.”

     IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this Amendment No. 1 to be executed as of the day and year first above written.

SCOTT TECHNOLOGIES, INC.

(“Company”)

By:

And: